UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on May 12, 2015. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

Each of the following nine nominees for director was elected to serve a term of one year and until his or her successor has been elected and qualified.

Nominee	Votes For	Against	Abstentions	Broker Non-Votes
Leslie Z. Benet, Ph.D.	35,368,440	23,083,396	7,465	64,314,198
Robert L. Burr	33,804,229	24,642,206	12,866	64,314,198
Allen Chao, Ph.D.	41,173,550	17,277,736	8,015	64,314,198
Nigel Ten Fleming, Ph.D.	43,915,662	14,535,623	8,016	64,314,198
Larry Hsu, Ph.D.	55,679,344	2,773,748	6,209	64,314,198
Michael Markbreiter	35,440,994	23,002,490	15,817	64,314,198
Mary K. Pendergast, J.D.	46,747,409	11,701,377	10,515	64,314,198
Peter R. Terreri	44,161,963	14,282,772	14,566	64,314,198
G. Frederick Wilkinson	56,319,910	2,131,910	7,481	64,314,198

Proposal 2: Advisory Vote on Executive Compensation

The resolution to approve, on a non-binding advisory basis, the compensation of our named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,612,628	819,304	27,369	5,854,897

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,795,100	17,474,014	45,084	_

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2015	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
		Name:	Bryan M. Reasons
		Title:	Senior Vice President, Finance and Chief Financial Officer